Exhibit 10.25

MEREDITH CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT – PERFORMANCE BASED*
You have been selected to be a Participant in the Meredith Corporation 2014 Stock Incentive Plan (the “Plan”), as specified in the award notice (the “Notice”). Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan.
THIS AGREEMENT (the “Agreement”), effective as of the date set forth in the Notice, is between Meredith Corporation, an Iowa corporation (the “Company”) and the Grantee named in the Notice (the “Grantee”), and is subject to all applicable provisions of the Plan and the Plan’s Prospectus. The parties hereto agree as follows:
1.    Award of Restricted Stock Units. The Company hereby grants to Grantee the number of restricted stock units (the “Units”) set forth in the Notice subject to the terms and conditions set forth below and in the attached Term Sheet (the “Award”). The term “Units” shall include “Earned Units” as defined below, in appropriate contexts and dividend equivalents credited pursuant to Section 4 below.
The Grantee shall be deemed to have accepted the Award on the terms and conditions set forth in the Plan and in this Agreement unless the Grantee provides written notice to the Company, within 45 days following the date of grant, stating that the Grantee does not wish to accept the Award. Any such notice must be sent to the Company in accordance with Section 10 of this Agreement. Upon the Company’s receipt of any such notice, the Award granted hereunder will automatically be forfeited to the Company and neither the Company nor any of its affiliates shall have any further obligations to the Grantee under this Agreement.
2.    Restrictions. The Units are being awarded to Grantee subject to the forfeiture conditions set forth below (the “Restrictions”) which shall lapse, if at all, three years from the date of grant (the “Vesting Date”).
(a)    The Units are subject to the attainment of performance goals during the performance period, as described in the attached Term Sheet. The number of Units earned upon the attainment of the performance goals (the “Earned Units”) must be certified by the Compensation Committee of the Board of Directors (the “Committee”) upon completion of the performance period. Any Units not so earned shall be forfeited.
(b)    Any Units subject to the Restrictions shall be automatically forfeited upon the Grantee’s termination of employment with or service as a Non-employee Director of the Company or a subsidiary for any reason other than death, or disability or retirement (as defined below).
(c)    For purposes of this Agreement, “disability” and “retirement” shall be determined as follows:
Disability

* This Agreement governs Awards made on or after July 1, 2017.

•
Non-employee Director – the Grantee is determined to be unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

•
Employee – the Grantee (a) is determined to be unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Grantee’s employer or otherwise is a disability that satisfies the definition of disability in Treas. Reg. § 1.409A-3(i)(4) or any successor provision thereto.

Retirement

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Non-employee Director – “retirement” shall mean (a) leaving the Board of the Company at the end of the full term for which the Director was elected, (b) retirement from the Board of the Company at any time at or after age 72, or (c) retirement at any time with the consent of the Board of the Company , or

•	Employee – the termination of the Grantee’s employment after qualifying for retirement as defined in the Company’s tax-qualified retirement plan.
(d)    In the event of the death or disability of the Grantee at any time during the performance period, the Grantee will be deemed to have earned an award based on the target performance goal established by the Committee and a number of shares of the Company’s common stock (“Common Stock”) equal to the number of deemed Earned Units will be delivered to the Grantee or the Grantee’s personal representative within ninety (90) days after the event.
(e)    In the event of the retirement of the Grantee at any time during the performance period, a number of shares of Common Stock equal to the number of Earned Units will be delivered to the Grantee or the Grantee’s personal representative, upon the determination of the number of Earned Units after the end of the performance period.
(f)    In the event of a Change in Control (as defined in the Plan) during the performance period, the Grantee will be deemed to have earned an award based on the maximum performance goal established by the Committee, and a number of shares of Common Stock equal to the number of deemed Earned Units (or cash equal to the value of the shares, as determined by the Committee) will be delivered to the Grantee within ninety (90) days after the Change in Control.
(g)    If, at any time before shares are actually delivered under this Agreement, Grantee engages, directly or indirectly, in any activity which is in competition with any activity of the Company or any subsidiary, or in any action or conduct which is in any manner adverse or in any way contrary to the interests of the Company or any subsidiary, all Units or shares deliverable shall be forfeited. This determination shall be made by the Committee in its sole discretion. In addition, Units as well as shares and cash delivered to Grantee under this Agreement shall be subject to policies established and amended from time to time by the Committee regarding the recovery of erroneously awarded compensation.
The Company will not be obligated to pay Grantee any consideration whatsoever for forfeited Units (whether or not earned).
3.    Adjustments. If the number of outstanding shares of Common Stock is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Units subject to the Award shall be adjusted to correspond to the change in the outstanding shares of Common Stock.
4.    Dividend Equivalents. To compensate for the dividends the Grantee would have received had the Grantee owned a number of shares of Common Stock equal to the number of Earned Units or deemed Earned Units credited to his or her account, the number of Earned Units or deemed Earned Units credited to the Grantee’s account pursuant to this Agreement shall be multiplied by one (1) plus the cumulative compounded dividend yield on the Common Stock from the date of grant through the date the corresponding shares of Common Stock are to be delivered under this Agreement. The amount so determined shall be paid in shares at the same time that the corresponding shares of Common Stock are delivered to the Grantee.
If a dividend is paid in shares of stock of another company or in other property, the Grantee will be credited with the number of shares of that company or the amount of property which would have been received had the Grantee owned a number of shares of Common Stock equal to the number of Earned Units credited to his or her account. The shares or other property so credited will be subject to the same Restrictions and other terms and conditions applicable to the Earned Units and will be paid out in kind at the time the Restrictions and other terms and conditions lapse.
5.    Delivery of Shares. The Company shall deliver to the Grantee a number of shares of Common Stock equal to the number of Earned Units on which Restrictions and other terms and conditions have lapsed, plus a cash payment equal to the sum of the value of any fractional Earned Unit then credited to the Grantee’s account and the value of dividend equivalents credited pursuant to Section 4, as soon as practicable after the lapse of the Restrictions, and other terms and conditions, but in any event within ninety (90) days thereof, unless the Grantee makes a deferral election in accordance with rules established by the Committee. Any such deferral shall result in the transfer of the shares of Common Stock and cash into the Company’s deferred compensation plan, at the time payment would have otherwise been made hereunder, and the Company’s deferred compensation plan rules shall thereafter will govern the administration of the Award.
6.    Withholding Taxes.
Non-employee Director: The Grantee acknowledges his or her responsibility for the payment of any taxes for the respective tax jurisdiction attributable to any share of Common Stock or cash or property deliverable in connection with the Earned Units and that no taxes will be withheld by the Company.
Employee: The lapse of the Restrictions on any Units pursuant to Section 2 above shall be conditioned on the Grantee or his or her personal representative having made appropriate arrangements with the Company to provide for the withholding of any taxes required to be withheld by Federal, state or local laws in respect of such lapse. This includes providing FICA/Medicare taxes associated with any accelerated vesting feature discussed in Section 2.
7.    Nontransferability. Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units subject to the Award.
8.    Voting and Other Rights.
(a)    Except as provided in Section 4, Grantee shall have no rights as a stockholder of the Company in respect of the Earned Units, including the right to vote and to receive dividends and other distributions unless and until shares of Common Stock are delivered to the Grantee in satisfaction of the Earned Units.
(b)    The grant of Units does not confer upon Grantee any right to continue in the employ of the Company or a subsidiary or in service as a Non-employee Director of the Company, as the case may be, or to interfere with the right of the Company or a subsidiary to terminate Grantee’s employment at any time.
(c)    The grant of an award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the amount of the award and vesting provisions.
(d)     The Committee retains the right to reduce the number of Units subject to the Award at any time prior to payment or delivery based on the performance of the Grantee.
9.    Funding. No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Units awarded hereunder. The grant of Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.
10.    Notices. Any notices hereunder shall be deemed given (1) on the date that it is delivered in hand; (2) on the date that it is sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized delivery service, which provides proof of delivery, all delivery charges prepaid; (3) two business days after it is sent in writing; or (4) if to Grantee, on the date that it is sent in electronic form, in each case addressed as follows:
To the Company:
Meredith Corporation
1716 Locust Street, LS-101A
Des Moines, IA 50309
Attention: Corporate Secretary
To a delegate of the Company at such address or using such electronic means as set forth in procedures established by the Company.
To the Grantee or his or her personal representative at the address of the Grantee at the time appearing in the employment records of the Company, currently as shown in the Notice, or as provided in Section 15 if sent electronically; or
At such other address as either party may designate by notice given to the other in accordance with these provisions.
11.    409A provisions. With respect to any award that becomes subject to Code § 409A:
(a)Six-Month Delayed Payment to “Specified Employees.” In the case of any Grantee who is entitled to payment hereunder because of a separation from service (as such term is defined under Section 409A the Internal Revenue Code of 1986, as amended (the “Code”)) from the Company which is subject to Code § 409A and, at the time of such separation from service, is a “specified employee,” as determined by the Company in compliance with Code § 409A and the Company’s written policy regarding the identification of specified employees, if any, then in effect (which policy is incorporated herein by reference), then no payment shall be made, except as permitted under Code § 409A, prior to the first day of the calendar month beginning seven (7) months after the Grantee’s separation from service (or the date of his or her earlier death), or as soon as administratively practicable thereafter.
(b)    Termination of Arrangement. With the approval of the Board, the Committee may terminate, amend, or modify the Agreement, provided that such termination, amendment, or modification is consistent with the terms of the Plan; and provided further, that no such termination, amendment or modification may be made to the Agreement that would cause any shares of Common Stock that are excluded from the coverage of Code § 409A to be covered by Code § 409A or would cause the Grantee to be subject to the income inclusion provisions of Code § 409A(a)(1), or may in any way adversely affect Grantee’s rights under this Agreement. The Company reserves the right to amend the Agreement in any respect solely to comply with the provisions of Code § 409A so as not to trigger any unintended tax consequences prior to the distribution of benefits provided herein.
(c)    Payment Timing. Notwithstanding anything to the contrary herein, if any applicable payment period begins in one taxable year and ends in the following taxable year, Grantee shall not have the right to designate the year of the payment.
12.    Governing Law. All questions concerning the construction, validity and interpretation of the Award as described in the Notice, the Term Sheet and this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Iowa and shall be brought only in federal or state court in Iowa.
13.    Plan Documents. The Award and this Agreement are intended to conform in all respects with, and are subject to, all applicable provisions of the Plan. Inconsistencies between the Award, this Agreement, the Plan Prospectus or the Plan shall be resolved in accordance with the terms of the Plan. By your deemed acceptance of the Award and this Agreement, you agree to be bound by all of the terms of this Agreement, the Plan, the Plan Prospectus, and any share ownership and retention guidelines established by the Company. The Plan and the Plan Prospectus are available at:
Plan Prospectus: https://meredith.sharepoint.com/sites/intranet/hr/Benefits/Stock%20Plan%20Administration/2014%20Plan%20Prospectus.pdf
Plan: https://meredith.sharepoint.com/sites/intranet/hr/Benefits/Stock%20Plan%20Administration/2014%20Stock%20Incentive%20Plan.pdf
or from:
Corporate Secretary
Meredith Corporation
1716 Locust Street, Mail Stop LS101-A
Des Moines, IA 50309
Phone:    515-284-3357
Fax:     515-284-3933
Email: shareholderhelp@meredith.com

The Plan and the Plan Prospectus are also available if you go to the Meredith Intranet > Human Resources > Benefits Center > Stock Plan Administration.

14.    Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of the Award, this Agreement, the Plan, or the Plan Prospectus will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.
15.    Electronic Delivery. By your deemed acceptance of the Award, as set forth in the Notice, the Term Sheet and this Agreement, you consent to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, grant or award notifications and agreements, account statements, and any other forms or communications related to the Award or the Plan) via Company e-mail or any other electronic system established and maintained by the Company or a third party designated by the Company, as determined by the Company in its sole discretion.